Exhibit 99.4

NEWS RELEASE

Contact:	Investor Relations 708.483.1300 Ext 1331

TreeHouse Foods Announces the Appointment of Matthew Foulston as CFO

Oak Brook, IL, November 3, 2016 — TreeHouse Foods, Inc. (NYSE: THS) announced today that its Board of Directors has appointed Matthew J. Foulston, age 52, Executive Vice President and Chief Financial Officer. Mr. Foulston was most recently Chief Financial Officer of Compass Minerals International, Inc. where he was responsible for accounting, financial planning and reporting, tax, internal audit, capital investment management and investor relations. To ensure a smooth transition, Mr. Foulston has agreed to remain with Compass Minerals through December 1, 2016. Consequently, he will join TreeHouse no later than December 2, 2016.

“We are delighted to welcome Matthew to our TreeHouse family,” said Sam K. Reed, Chairman and Chief Executive Officer of TreeHouse Foods. “As we continue the integration of Private Brands, Matthew will be a key partner in our organization and will be instrumental to our growth and simplification initiatives. Matthew’s large public company background in the automotive industry will serve us well as we enter the next phase of our Company’s growth.”

“The track record of this management team over the last 10 years is what initially interested me in TreeHouse,” said Mr. Foulston. “As I’ve gotten to know more of the senior team, it is clear to me that this is a special organization. We have a unique and tremendous opportunity within the private label food and beverage landscape, and I am eager to make a meaningful contribution at TreeHouse.”

Prior to joining Compass Minerals in December 2014, Mr. Foulston was Senior Vice President of Operations and Corporate Finance at Navistar International and Vice President and Chief Financial Officer at Navistar Truck. He previously held senior leadership positions at Mazda North America and Ford Motor Company in Germany, the United Kingdom and the United States. Mr. Foulston earned his Bachelors of Science with honors in Economics from Loughborough University in Leicestershire, United Kingdom.

ABOUT TREEHOUSE FOODS

TreeHouse Foods, Inc. is a manufacturer of packaged foods and beverages with more than 50 manufacturing facilities across the United States, Canada and Italy that focuses primarily on private label products for both retail grocery and food away from home customers. We manufacture shelf stable, refrigerated, frozen and fresh products, including beverages and beverage enhancers (single serve beverages, coffees, teas, creamers, powdered beverages and smoothies); meals (cereal, pasta, macaroni and cheese and side dishes); retail bakery (refrigerated and frozen dough, cookies and crackers); condiments (pourable and spoonable dressing, dips, pickles, soups and sauces) and healthy snacks (nuts, trail mix, bars, dried fruits and vegetables). We have a comprehensive offering of packaging formats and flavor profiles, and we also offer natural, organic and preservative free ingredients in many categories. Our strategy is to be the leading supplier of private label food and beverage products by providing the best balance of quality and cost to our customers.

Additional information, including TreeHouse’s most recent statements on Forms 10-Q and 10-K, may be found at TreeHouse’s website, http://www.treehousefoods.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and other information are based on our beliefs as well as assumptions made by us using information currently available. The words “anticipate,” “believe,” “estimate,” “project,” “expect,” “intend,” “plan,” “should,” and similar expressions, as they relate to us, are intended to identify forward-looking statements. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, or intended. We do not intend to update these forward-looking statements following the date of this press release. Such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated by the forward-looking statements contained in this press release and other public statements we make. Such factors include the risks that are set forth in the Risk Factors section, the Legal Proceedings section, the Management’s Discussion and Analysis of Financial Condition and Results of Operations section, and other sections of our Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2016, our Annual Report on Form 10-K for the year ended December 31, 2015, and from time to time in our filings with the Securities and Exchange Commission. You are cautioned not to unduly rely on such forward-looking statements, which speak only as of the date made, when evaluating the information presented in this press release. TreeHouse expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, to reflect any change in its expectations with regard thereto, or any other change in events, conditions or circumstances on which any statement is based.